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                                                                   EXHIBIT 23(c)



        CONSENT OF FRAZER, MINCHEW, ROBINSON, GARDNER AND LANGSTON, CPAS



As certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed for the First United Bancshares, Inc. 1999 Employees' Long-Term Incentive Plan of our report dated FEBRUARY 14, 1997 included in the First United Bancshares, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.



/s/ Frazer, Minchew, Robinson, Gardner & Langston
FRAZER, MINCHEW, ROBINSON, GARDNER & LANGSTON, CPAS



Monroe, Louisiana
June 28, 1999